                                                                    Exhibit 10.1
                             JERI-JO KNITWEAR, INC.
                        (formerly JJ Acquisition Corp.)
                         McNAUGHTON APPAREL GROUP INC.
                       (formerly Norton McNaughton, Inc.)
                               463 Seventh Avenue
                              New York, NY 10018

                                              September 28, 2000
Susan Schneider
Leslie Schneider
Scott Schneider
c/o Currants
1407 Broadway
Suite 2909
New York, NY 10018

     Re: Agreement of Purchase and Sale dated as of April 15, 1998, as amended (the "Agreement"), by and among JJ Acquisition Corp. (now Jeri-Jo Knitwear, Inc.), Norton McNaughton, Inc. (now McNaughton Apparel Group Inc.), Jeri-Jo Knitwear Inc., Jamie Scott, and the Stockholders of Jamie Scott, Inc.
          ------------------------------------------------------

Ladies and Gentlemen:

          Reference is made to the Agreement. Capitalized terms used and not defined below shall have the meanings assigned to such terms in the Agreement. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as set forth below.

          1. Section 2.02(d)(A)(ii) of the Agreement is hereby deleted in its entirety and amended to read as follows:

          "(ii) as a condition to the Purchaser's and Norton's obligations under subclause (A)(iii) below in respect of the Third Initial Payment, simultaneously with the delivery of the Third Initial Payment, the Stockholder Representative shall deliver the Earn Out Letter of Credit to Norton for cancellation."

          2. Section 2.02(d)(A)(iii) of the Agreement is amended to read in its entirety as follows:

          "(iii) (1) at or before 3:00 p.m. on October 2, 2000 (time being of the essence), the Purchaser and Norton shall pay $10,000,000 (the "Second Initial Payment"), together with interest on $30,000,000 (that is, in respect of both the Second Initial Payment and the Third Initial Payment) at a rate per annum equal to 8.25% computed for the actual number of days elapsed during the period from and including August 29, 2000 to but excluding October 2, 2000 and on the basis of a 360-day year and (2) at or before 3:00 p.m. on the date (the "Date") which is the earlier to occur of
     (a) January 15, 2001 and (b) the closing of Norton's proposed amended and restated $225 million senior secured credit facility (the "New Credit Facility") (time being of the essence), the Purchaser and Norton shall pay $20,000,000 (the "Third Initial

     Payment"; the Third Initial Payment, together with the First Initial Payment and the Second Initial Payment, collectively, the "Initial Payment"), together with interest, from and after October 2, 2000, on the Third Initial Payment as set forth in the next sentence of this Section 2.02(d)(A)(iii), in each case, to the Designees by wire transfer of immediately available funds to a bank account(s) designated by the Designees. The Purchaser and Norton shall pay interest on the outstanding amount of the Third Initial Payment, from and after October 2, 2000 and until paid in full, at a rate per annum equal to 8.25%, on the first Business Day of each month (commencing with November 1, 2000) and on the date on which the Third Initial Payment is paid in full, in each case, computed for the actual number of days elapsed during the period from and including the last date on which interest has been paid in respect of the Third Initial Payment to but excluding the date on which interest is so paid and on the basis of a 360-day year, in each case, to the Designees by wire transfer of immediately available funds to a bank account(s) designated by the Designees."

          3. Section 2.02(d) of the Agreement is amended to add thereto subclause (A)(iv) as follows:

          "(iv) as a condition to the Purchaser's and Norton's obligations under clause (A)(iii) above in respect of the Second Initial Payment, simultaneously with the delivery of the Second Initial Payment the Stockholder Representative shall deliver the Earn Out Letter of Credit to Norton for the purpose of attaching thereto and making a part thereof an amendment in the form of Exhibit A to the Amendment to the Agreement dated September 28, 2000 (1) reducing the face amount of the Earn Out Letter of Credit from $30,000,000 to $20,000,000 and (2) extending the expiry date thereunder to February 28, 2001, whereupon Norton shall simultaneously return the Earn Out Letter of Credit (as so amended) to the Stockholder Representative. Notwithstanding anything to the contrary contained in the Agreement, for all purposes of the Agreement, from and after the satisfaction of the terms of this subclause (A)(iv), the "Earn Out Letter of Credit" shall mean the Earn Out Letter of Credit as previously defined in the Agreement and as amended by such Exhibit A."

          4. The references to "(as amended by the August Agreement and hereby)" set forth in paragraph 5 of the Amendment to the Agreement dated as of August 29, 2000 are hereby deleted and replaced with references to "(as amended by the August Agreement, hereby and the Amendment to the Agreement dated September 28, 2000)".

          5. The parties hereto understand and agree that attached hereto as Exhibit B is an unsigned preliminary Summary of Terms and Conditions with respect to the New Credit Facility referred to in this amendment. It is further agreed by Norton that it shall give written notice to the Designees of any closing of the New Credit Facility, which notice shall be given promptly prior to such closing.

          6. Except as amended by this amendment, the Agreement is hereby ratified and confirmed in all respects. Nothing in this amendment shall confer or deemed to confer any right, remedy, benefit or entitlement to any third party (other than the Designees). This amendment shall be construed pursuant to and in accordance with the laws of the State of New York, without regard to conflict of law principles, and may be executed in counterparts, including by telecopy, each of which shall be deemed an original, and all of which taken together shall constitute one and the same amendment.

                                   *   *   *

                                    Very truly yours,


                                    JERI-JO KNITWEAR, INC.
                                    MCNAUGHTON APPAREL GROUP INC.



                                    By:   /s/ Amanda J. Bokman
                                        ---------------------------
                                          Name: Amanda J. Bokman

Agreed as of the date first
above written:



   /s/ Susan Schneider
-------------------------------
   Susan Schneider



   /s/ Leslie Schneider
-------------------------------
   Leslie Schneider



   /s/ Scott Schneider
-------------------------------
   Scott Schneider

                                                                       Exhibit A


September 28, 2000

AMENDMENT TO IRREVOCABLE STANDBY CREDIT NUMBER: 933394

AMENDMENT NO. 4


     Beneficiary                                         Applicant
Susan Schneider, as the Stockholder               Norton McNaughton of Squire,
Representative                                    Inc.
80 Carter Drive                                   463 Seventh Avenue
Edison, NJ 08817                                  New York, NY 10018


This amendment is to be considered an integral part of the above credit and must be attached thereto.

The above mentioned credit is amended as follows:

The amount of this credit has been decreased by USD 10,000,000.00
The aggregate amount of the credit is now USD 20,000,000.00

The expiration date is amended to:  February 28, 2001.

All other terms and conditions remain unchanged.

This amendment will become effective upon our receipt of the beneficiary's written advice of consent purportedly signed by an authorized signor of the beneficiary, sent to us attention of Rosalina Aguba. If the beneficiary chooses, they may sign and return the attached copy indicating their consent or rejection.

If you require any assistance or have any questions regarding this amendment, please call 213-345-6605.


____________________________            ____________________________
Authorized Signature                    Authorized Signature

--------------------------------------------------------------------------------
   X   Amendment Accepted      _____ Amendment Refused
 -----
Date October 2, 2000
     --------------------
Signature________________

                      This document consists of 1 page(s)
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                                                                       Exhibit B


                        SUMMARY OF TERMS AND CONDITIONS
                         MCNAUGHTON APPAREL GROUP INC.
                  $225,000,000 SENIOR SECURED CREDIT FACILITY


BORROWER: McNaughton Apparel Group, Inc., a Delaware corporation (the "Parent") and those subsidiaries determined by the Lenders (collectively, the "Borrowers").

GUARANTORS:   The Senior Credit Facility (defined below) shall be guaranteed by all existing and future direct and indirect domestic subsidiaries of the Parent, that are not Borrowers, upon consummation of the Transaction. In addition Borrowers will cross guarantee the obligations of other Borrowers. All guarantees shall be guarantees of payment and not of collection.

ADMINISTRATIVE AGENT:   The CIT Group/Commercial Services, Inc. (the
"Administrative Agent" or "CIT") will act as sole and exclusive administrative agent. Together with the Syndication Agent and Documentation Agent, collectively, the "Agents".

SYNDICATION AGENT:    Banc of America Commercial Corporation (the "Syndication
Agent", "Collateral Agent" or "Bank of America") will act as sole and exclusive syndication agent and collateral agent.

DOCUMENTATION AGENT: Fleet Capital Corporation (the "Documentation Agent" or "Fleet") will act as sole and exclusive documentation agent.

LEAD ARRANGER:  Banc of America Securities LLC ("BAS").

JOINT BOOK MANAGERS:   Banc of America Securities LLC ("BAS") and Fleet
Securities, Inc. ("FSI").

LENDERS: A syndicate of financial institutions (including CIT, Bank of America and Fleet) arranged by BAS and FSI, which institutions shall be acceptable to the Borrower and the Agents (collectively, the "Lenders").

SENIOR CREDIT FACILITY: An aggregate principal amount of up to $225 million will be available upon the terms and conditions hereinafter set forth:

Revolving Credit Facility:  $225 million revolving credit facility (the
--------------------------
"Revolving Credit Facility"), which will include a $130 million sublimit for the issuance of standby and commercial letters of credit (each a "Letter of Credit:"), a $110 million sublimit for cash borrowings and a $30 million sublimit for overadvances (the "Overadvance Amount"). Letters of Credit will be issued by Bank of America,N.A. (in such capacity, the "Letter of Credit Issuing Lender"), and each Lender will purchase an irrevocable and unconditional participation in each Letter of Credit. Aggregate outstandings under the Revolving Credit Facilities including Letters of Credit shall not exceed $225 million.

PURPOSE:   The proceeds of the Senior Credit Facility shall be used: (i) for working capital, capital expenditures, and other lawful corporate purposes; (ii) to finance the earn-out payment pertaining to the acquisition of Jeri-Jo Knitwear, Inc.; and (iii) to refinance the existing credit facility.

CLOSING: The execution of definitive loan documentation, to occur on or before November 15, 2000.

INTEREST RATES:   As set forth in Addendum I.

MATURITY: The Revolving Credit Facility shall terminate and all amounts outstanding thereunder shall be due and payable in full three years from Closing.

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AVAILABILITY/SCHEDULED AMORTIZATION:   Revolving Credit Facility: Loans under
                                       --------------------------
the Revolving Credit Facility ("Revolving Credit Loans") may be made, and Letters of Credit may be issued, on a revolving basis in each case subject to availability up to the lessor of (A) $225 million or (B) the difference between:
(1) the sum of (i) 85% of eligible receivables of the Borrower and its subsidiaries plus (ii) 60% of eligible inventory of the Borrower and its subsidiaries plus (iii) the Overadvance Amount less (2) reserves, as appropriate; provided, however, that the percentages set forth above are subject to modification based upon the results of a field examination to be conducted on behalf of the Agents.

SECURITY: The Administrative Agent (on behalf of the Lenders) shall receive a first priority perfected security interest in all of the capital stock of the Borrower and each of the domestic subsidiaries (direct or indirect) of the Borrower and 65% of the capital stock of each foreign subsidiary (direct or indirect) of the Borrower, which capital stock shall not be subject to any other lien or encumbrance. The guarantees shall be secured by a first priority perfected security interest in all other present and future assets and properties of the Borrower and its subsidiaries (including, without limitation, accounts receivable, inventory, real property, machinery, equipment, contracts, trademarks, copyrights, patents, license rights and general intangibles).

MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS:    As long as an Overadvance
Amount is outstanding, the Senior Credit Facility will be prepaid by an amount equal to (i) 100% of the net cash proceeds of all asset sales by the Borrower or any subsidiary of the Borrower (including sales of stock of subsidiaries), subject to de minimus baskets and reinvestment provisions to be agreed upon and net of selling expenses and taxes to the extent such taxes are paid; (ii) 75% (if the Funded Debt to EBITDA Ratio (to be defined in the loan documentation) is equal to or greater than 3.0: 1) or 50% (if the Funded Debt to EBITDA Ratio is less than 3.0: 1) of Excess Cash Flow (to be defined in the loan documentation) pursuant to an annual cash sweep arrangement; (iii) 100% of the net cash proceeds from the issuance of any debt (excluding certain permitted debt to be agreed) by the Borrower or any of its subsidiaries; and (iv) 100% of the net cash proceeds from the issuance of equity by the Borrower or any of its subsidiaries.

In addition to the foregoing, the outstanding Overadvance Amount will be reduced in accordance with the following schedule:

          Date                     Reduction Amount
          ----                     ----------------
          November 4, 2000              TBD
          January 31, 2001              TBD
          February 28, 2001             TBD
          March 31, 2001                TBD
          April 30, 2001                TBD
          May 31, 2001                  TBD


OPTIONAL PREPAYMENTS AND COMMITMENT REDUCTIONS: The Borrower may prepay the Senior Credit Facility in whole or in part at any time without penalty, subject to reimbursement of the Lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings. The unutilized portion of any commitment under the Senior Credit Facility in excess of the stated amount of all Letters of Credit may be irrevocably canceled by the Borrower in whole or in part.

CONDITIONS PRECEDENT TO CLOSING:   The Closing (and the initial funding) of the
Senior Credit Facility will be subject to satisfaction of the conditions precedent deemed appropriate by the Administrative Agent and the Lenders including, but not limited to, the following:

     (i) The negotiation, execution and delivery of definitive documentation for the Senior Credit Facility satisfactory to BAS, FSI, the Administrative Agent and the Lenders, which shall include, without being limited to (a) satisfactory opinions of counsel to the Borrower and each Guarantor and such other customary closing documents as the Administrative Agent shall reasonably request and (b)

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           satisfactory evidence that the Administrative Agent (on behalf of the
           Lenders) holds a perfected, first priority lien in all of the collateral for the Senior Credit Facility, subject to no other liens except for permitted liens to be determined.

     (ii) Receipt and satisfactory review by the Administrative Agent of the consolidated financial statements of the Borrower and its subsidiaries for the fiscal years ended October 31, 1998, November 6, 1999 and October [ ], 2000including balance sheets, income and cash flow statements audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, unaudited consolidated financial statements for the most recently published fiscal quarter, and such other financial information as the Administrative Agent may request.

     (iii) There shall not have occurred a material adverse change since July 31, 2000 in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries taken as a whole or in the facts and information regarding such entities as represented to date.

     (iv) The absence of any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that purports (a) to materially and adversely affect the Borrower or its subsidiaries, or (b) to affect any transaction contemplated hereby or the ability of the Borrower and its subsidiaries or any other obligor under the guarantees or security documents to perform their respective obligations under the documentation for the Senior Credit Facility.

     (v) Receipt and review, with results satisfactory to the Administrative Agent and its counsel, of information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its subsidiaries, which information shall include asset appraisal reports with respect to all of the real and personal property owned by the Borrower and its subsidiaries.

     (vi) At Closing, the Borrower shall have not less than $[ ] million of availability under the Revolving Credit Facility and, (b) the Borrower shall have received a minimum of $30 million of additional capital in form and structure satisfactory to the Agents.

     (vii) The continuance of the existing Accounts Receivable Factoring Facility beyond the maturity date of the Senior Credit Facility.

CONDITIONS PRECEDENT TO ALL LOANS:    Usual and customary for transactions of
this type, to include without limitation: (i) all representations and warranties are true and correct as of the date of each loan, and (ii) no event of default under the Senior Credit Facility or incipient default has occurred and is continuing, or would result from such loan.

REPRESENTATIONS AND WARRANTIES:    Usual and customary for transactions of this
type, to include without limitation: (i) corporate existence and status; (ii) corporate power and authority/enforceability; (iii) no violation of law or contracts or organizational documents; (iv) no material litigation; (v) correctness of specified financial statements and no material adverse change;
(vi) no required governmental or third party approvals; (vii) use of proceeds/compliance with margin regulations; (viii) status under Investment Company Act; (ix) ERISA matters; (x) environmental matters; (xi) payment of taxes; (xii) accuracy of disclosure; and (xiii) perfected liens and security interests.

COVENANTS: Usual and customary for transactions of this type, to include without limitation: (i) delivery of financial statements and other reports; (ii) delivery of compliance and borrowing base certificates; (iii) delivery of



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notices of default, material litigation and material governmental and environmental proceedings; (iv) compliance with laws (including environmental laws and ERISA matters) and material contractual obligations; (v) payment of taxes; (vi) maintenance of insurance; (vii) limitation on liens; (viii) limitation on mergers, consolidations and sales of assets; (ix) limitation on incurrence of debt; (x) limitation on dividends, stock redemptions and the redemption and/or prepayment of other debt; (xi) limitation on investments (including loans and advances) and acquisitions; (xii) limitation on capital expenditures; and (xiii) limitation on transactions with affiliates.

Financial covenants to include (but not be limited to):

     1. Maintenance at all times of Consolidated Working Capital at the end of each Fiscal Quarter of an amount not less than:

               Fiscal Quarter Ended               Amount
               --------------------               ------
               November 4, 2000                   $400,000
               January 2001                       $3.7 million
               April 2001                         $16.0 million
               July 2001                          $25.0 million
               October 2001                       $36.0 million
               January 2002                       $40.0 million
               April 2002                         $54.0 million
               July 2002                          $63.0 million
               October 2002                       $75.0 million
               January 2003                       $78.0 million
               April 2003                         $93.0 million
               July 2003                          $106.0 million
               October 2003                       $122.0 million

     2. Maintenance at all times of a Minimum Consolidated Net Worth, at the end of each Fiscal Quarter of an amount not less than:

               Fiscal Quarter Ended               Amount
               --------------------               ------
               November 4, 2000                   93.0 million
               January 2001                       4.0 million
               April 2001                         103.0 million
               July 2001                          108 million
               October 2001                       16 million
               January 2002                       18 million
               April 2002                         $129 million
               July 2002                          $137 million
               October 2002                       $147 million
               January 2003                       $149 million
               April 2003                         $163 million
               July 2003                          $173 million
               October 2003                       $185 million

     3. Maintenance, on a rolling four quarter basis, of a Minimum Interest Coverage (calculated as the ratio of Consolidated EBIT to Consolidated Net Interest Expense) at the end of each Fiscal Quarter of an amount not less than:




               Fiscal Quarter Ended               Amount
               --------------------               -----------------
               November 4, 2000                   3.11
               January 2001                       2.73
               April 2001                         2.53




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               July 2001                          2.35
               October 2001                       2.41
               January 2002                       2.49
               April 2002                         2.65
               July 2002                          2.81
               October 2002                       3.00
               January 2003                       3.19
               April 2003                         3.47
               July 2003                          3.78
               October 2003                       4.15

     4. Maintenance, on a rolling four quarter basis, of a Minimum Fixed Charge Ratio (calculated as Consolidated EBITDA to Consolidated Fixed Charges) at the end of each Fiscal Quarter of an amount not less than:


               Fiscal Quarter Ended               Amount
               --------------------               -------
               November 4, 2000                   1.56
               January 2001                       1.38
               April 2001                         1.47
               July 2001                          1.46
               October 2001                       1.54
               January 2002                       1.69
               April 2002                         1.63
               July 2002                          1.67
               October 2002                       2.53
               January 2003                       2.58
               April 2003                         2.62
               July 2003                          2.66
               October 2003                       3.14

     5. Maintenance, on a rolling four quarter basis, of a Maximum Leverage Ratio (calculated as the ratio of Funded Debt to Consolidated EBITDA) at the end of each Fiscal Quarter of an amount not greater than:

               Fiscal Quarter Ended               Amount
               --------------------               -------
               November 4, 2000                   3.42
               January 2001                       3.62
               April 2001                         3.48
               July 2001                          3.51
               October 2001                       2.95
               January 2002                       2.72
               April 2002                         2.69
               July 2002                          2.78
               October 2002                       2.31
               January 2003                       2.02
               April 2003                         2.00
               July 2003                          2.00
               October 2003                       2.00


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     6.   Capital Expenditures for any Fiscal Year may not exceed:

               Fiscal Year Ended                  Amount
               -----------------                  ------
               November 2000                      $8,000,000
               October 2001 and every fiscal year
                 thereafter                       $5,000,000

EVENTS OF DEFAULT:   Usual and customary in transactions of this type, to
include without limitation: (i) nonpayment of principal, interest, fees or other amounts, (ii) violation of covenants (with cure periods as applicable), (iii) inaccuracy of representations and warranties, (iv) cross-default to other material agreements and indebtedness, (v) bankruptcy and other insolvency events, (vi) material judgments, (vii) ERISA matters, (viii) actual or asserted invalidity of any loan documentation or security interests, (ix) change of control and (x) termination of the Accounts Receivable Factoring Facility prior to the maturity of the Senior Credit Facility.

ASSIGNMENTS AND PARTICIPATIONS:   Each Lender will be permitted to make
assignments in acceptable minimum amounts to other financial institutions approved by the Borrower (so long as no event of default under the Senior Credit Facility or incipient default has occurred and is continuing) and the Agents, which approval of Borrower shall not be unreasonably withheld. Lenders will be permitted to sell participations with voting rights limited to significant matters such as changes in amount, rate and maturity date and releases of all or substantially all of the collateral and the Guarantors. An assignment fee of $3,500 shall be payable to the Administrative Agent upon the effectiveness of any such assignment (including, but not limited to, an assignment by a Lender to another Lender).

WAIVERS AND AMENDMENTS: Amendments and waivers of the provisions of the loan agreement and other definitive credit documentation will require the approval of Lenders holding loans and commitments representing more than [50%] of the aggregate amount of loans and commitments under the Senior Credit Facility, except that the consent of all of the Lenders affected thereby shall be required with respect to (a) increases in the commitment of such Lenders, (b) reductions of principal, interest or fees, (c) extensions of scheduled maturities or times for payment, and (d) releases of all or substantially all of the collateral and the Guarantors.

INDEMNIFICATION:   The Borrower shall indemnify the Agents, BAS, FSI and the
Lenders and their respective affiliates from and against all losses, liabilities, claims, damages or expenses arising out of or relating to the Senior Credit Facility, the Borrower's use of loan proceeds or the commitments, including, but not limited to, reasonable attorneys' fees (including the allocated cost of internal counsel) and settlement costs. This indemnification shall survive and continue for the benefit of the indemnitees at all times after the Borrower's acceptance of the Lenders' commitments for the Senior Credit Facility, notwithstanding any failure of the Senior Credit Facility to close.

GOVERNING LAW:   State of New York.

PRICING/FEES/EXPENSES:   As set forth in Addendum I.

OTHER:   This Summary of Terms is intended as an outline of certain of the material terms of the Senior Credit Facility and does not purport to summarize all of the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Senior Credit Facility contemplated hereby. The Borrower and the Guarantors shall each waive its right to a trial by jury.


ADDENDUM I PRICING, FEES AND EXPENSES

UNUSED LINE FEE: The Borrower will pay a fee (the "Unused Line Fee"), determined in accordance with the Performance Pricing grid set forth below, on the unused portion of each Lender's share of the Senior Credit Facility. The Unused Line Fee is payable monthly in arrears commencing upon Closing.



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INTEREST RATES:  The Revolving Credit Facility shall bear interest at a rate equal to LIBOR plus the Applicable Margin or the Alternate Base Rate (to be defined as the higher of (i) the Bank of America prime rate and (ii) the Federal Funds rate plus .50%) plus the Applicable Margin. The Applicable Margin in each case shall be determined in accordance with the Performance Pricing grid set forth below.

     The Borrower may select interest periods of 1, 2, 3 or 6 months for LIBOR loans, subject to availability. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

     A default rate shall apply on all loans in the event of default under the Senior Credit Facility at a rate per annum of 2% above the applicable interest rate.

EARLY TERMINATION FEE:   In the event that the Revolving Credit Facility is
terminated prior to its scheduled expiration date, Borrower would pay the Agents for the pro rata benefit for the Lenders an early termination fee, in the amounts set forth below, in order to compensate Lenders for their reliance expenses and their loss of anticipated profits. If the effective date of termination occurs in the first year of the term, then the early termination fee would be one and one-half percent (1.50%) of the average loans and letters of credit outstanding under the Revolving Credit Facility during the 180 days preceding the effective date of termination; in the second year, the early termination fee would be one percent (1.0%), and in the third year, the early termination fee would be waived.

PERFORMANCE PRICING:   The Unused Line Fee and Applicable Margin for any fiscal
quarter, shall be the applicable rate per annum set forth in the table below opposite the ratio of Funded Debt to EBITDA determined as of the last day of the immediately preceding fiscal quarter.


                                     Applicable Margin    Applicable Margin        Letters of Credit
                                     for LIBOR Loans      for Alternate Base
                                                          Rate Loans
                                    -----------------------------------------
                                     Revolver            Revolver             Documentary     Standby
Funded Debt to        Unused Line
EBITDA Ratio          Fee
---------------------------------------------------------------------------------------------------------
Overadvance period    50 bps         300 bps             175 bps              150 bps         150 bps

Greater than or       50 bps         250 bps             125 bps              150 bps         150 bps
equal to 3.00:1

Less than or equal    50 bps         225 bps             100 bps              125 bps         150 bps
to 3.00:1 but
greater than 2.50:1

Less than or equal    37.5 bps       200 bps             75 bps               100 bps         150 bps
to 2.50:1 but
greater than 2.00:1

Less than 2.00:1      37.5 bps       175 bps             50 bps               75 bps          150 bps
---------------------------------------------------------------------------------------------------------

CALCULATION OF INTEREST AND FEES:   All calculations of interest and fees shall
be made on the basis of actual number of days elapsed in a 360 day year.

COST AND YIELD PROTECTION: Customary for transactions and facilities of this type, including, without limitation, in respect of breakage or redeployment costs incurred in connection with prepayments, changes in capital

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

Confidential-DRAFT
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                                                   McNaughton Apparel Group Inc.
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adequacy and capital requirements or their interpretation, illegality, unavailability, reserves without proration or offset and payments free and clear of withholding or other taxes.

LETTER OF CREDIT FEES:   Letter of credit fees are due monthly in arrears to be
shared proportionately by the Lenders. Fees will be calculated on the aggregate stated amount for each Letter of Credit for the stated duration thereof.

EXPENSES:   The Borrower will pay all reasonable costs and expenses associated with the preparation, due diligence, administration, syndication and enforcement of all documentation executed in connection with the Senior Credit Facility, including, without limitation, the legal fees of counsel to the Administrative Agent and BAS (including the allocated cost of internal counsel), regardless of whether or not the Senior Credit Facility is closed. The Borrower will also pay the expenses of each Lender in connection with the enforcement of any loan documentation for the Facility.







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